TWO RIVERS CORPORATE CENTRE
OFFICE LEASE AGREEMENT

THIS LEASE is made and entered into on this first day of March, 2007, by and between Two Rivers Corporate Centre, L.P. a Tennessee Limited Partnership, (“Landlord”), and Kirkland’s, Inc., a Tennessee Corporation (“Tenant”).

1. Leased Premises .

Subject to and upon the terms hereinafter set forth, and in consideration of the sum of Ten Dollars ($10.00) and the mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, Landlord does hereby lease and demise to Tenant and Tenant does hereby lease and take from Landlord those certain premises consisting of Twenty Seven Thousand Five Hundred Forty Seven (27,547) square feet of Net Rentable Area (the “Premises”) located in Building Two of the Two Rivers Corporate Centre, Suite 1000 located at 2501 McGavock Pike, in Davidson County, Tennessee (the “Building”), and more particularly described in Exhibit A, attached hereto and incorporated herein by this reference. The Building is part of a complex known as Two Rivers Corporate centre (the “Project”).

a. “Net Rentable Area” as used herein, shall refer to (i) the total square footage of all floor area measured from the outside of the exterior wall of the Building and to the mid-point of walls separating the Premises from areas leased to or held for lease to other tenants (the “Usable Area”). No deductions from Net Rentable Area shall be made for columns or projections.

b. Tenant’s taking possession of the Premises or any portion thereof shall be conclusive evidence against Tenant that such portion of the Premises was then in good order and satisfactory condition, excepting those items set forth on a written punch list delivered by Tenant to Landlord within thirty calendar days next following Tenant’s taking possession. Tenant acknowledges that no promise by or on behalf of Landlord, any of Landlord’s beneficiaries, the managing agent of the Building, the leasing agent of the Building or any of their respective agents, partners or employees to alter, remodel, improve, repair, decorate or clean the Premises has been made to or relied upon by Tenant, and that no representation respecting the condition of the Premises or the Building by or on behalf of Landlord, any of Landlord’s beneficiaries, the managing agent of the Building, the leasing agent of the Building or any of their respective agents, partners or employees has been made to or relied upon by Tenant, except to the extent expressly set forth in this Lease.

c. In addition, Tenant shall have the right of first refusal to lease additional space in contiguous Suites P-7, P-8, and P-9 throughout the term of the Lease, at the same rental rate as set forth herein, with the Tenant Improvement Allowance of $35.00 per rentable square foot to be prorated based on the original 84 month term.

2. Term. Subject to and upon the terms and conditions set forth herein, or in any exhibit hereto, the term of this Lease shall commence on the Commencement Date and shall expire eighty four (84) months after the Commencement Date at midnight. “Commencement Date” shall mean the earlier of (i) thirty (30) days next following the date Landlord delivers possession of the Premises to Tenant with all of Landlord’s Work, as such term is defined in Exhibit B, substantially completed; or (ii) the date upon which Tenant commences conducting its business from all or any portion of the Premises. Following the Commencement Date, the parties shall execute Exhibit C, attached hereto and incorporated herein, which shall contain an acknowledgment of the date upon which the Commencement Date of this Lease occurred. In addition, Tenant shall have the right to renew the Lease Term hereof for an additional eighty-four months (the “Option Term”), at the fair market value for Base Rental. Upon request from Tenant, not less than nine months prior to the expiration of the Lease Term, Landlord will give Tenant Landlord’s quoted market Base Rental for the Premises (the “Market Rental Rate”), and thereafter Tenant may exercise its option by giving written notice to Landlord at least six months prior to the expiration of the Lease Term.

If Landlord and Tenant are unable to agree on the Market Rental Rate for purposes of the renewal option granted in this Section 2, the Market Rental Rate shall be determined pursuant to this Section, and unless Landlord and Tenant mutually agree and instruct the arbitrators otherwise, the Market Rental Rate shall be determined on the assumption that no refurbishment allowance or other concession or inducement will be provided by Landlord and that there will be no change to the Expense Stop for Operating Expenses.  Within ten (10) days following written demand from either party that the Market Rental Rate be determined pursuant to this Section, each party shall appoint an MAI appraiser with not less than ten (10) years experience appraising commercial real estate in the Nashville, Tennessee metropolitan area.   The two appraisers so selected shall choose a third appraiser with similar qualifications (such third appraiser the “Appointed Arbiter”).  Each of the Landlord appointed appraiser and the Tenant appointed appraiser shall make their own independent determination as to the Market Rental Rate within thirty (30) days following the selection of the third appraiser and shall deliver a detailed report of their conclusions to the Appointed Arbiter.   The Appointed Arbiter shall review such reports and the Market Rental Rate shall be the appraised value which the Appointed Arbiter decides is the closest to the actual Market Rental Rate.  If the appraisers appointed by the parties are unable to agree upon the Appointed Arbiter within ten (10) days following their appointment, either party shall have the right to apply to the American Arbitration Association for appointment of the third appraiser.   Each party shall be responsible for the fees and expenses of its own appraiser and one-half of the fees and expenses of the third appraiser.

3. Use . The Premises are to be used and occupied solely for the purpose of office space and for no other purpose. Tenant shall not do or permit anything to be done in or about the Premises that will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, disreputable or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not use or permit the use of any portion of the Premises as sleeping quarters, lodging rooms, or for any unlawful purposes. Tenant shall not install any radio or television or other similar device exterior to the Premises. The Premises will be accessible to Tenant 24 hours a day, 365 days a year.

4. Rent. Commencing on the date next following the Commencement Date and continuing thereafter throughout the full term of this Lease, Tenant hereby agrees to pay the Base Rental in accordance with the schedule attached hereto as Exhibit D, and Additional Rental (as defined below). The Base Rental and Additional Rental shall be due and payable in advance in equal monthly installments on the first (1st) day of each calendar month at Landlord’s address as provided herein (or such other address as may be designated by Landlord from time to time). If the Commencement Date is other than the first day of a calendar month or if this Lease expires on other than the last day of a calendar month, then the installments of Base Rental and Additional Rental for such month or months shall be prorated.

5. Additional Rental. Landlord shall absorb and be responsible for paying Operating Expenses during the first calendar year of the Lease term (the “Expense Stop”). “Additional Rental” for any succeeding calendar year shall mean Tenant’s Percentage Share of the Operating Expenses for such calendar year in excess of the Expense Stop. “Tenant’s Percentage Share” shall mean a fraction, the numerator of which is the total number of square feet of Net Rentable Area within the Premises and the denominator of which is the greater of (i) ninety-five percent (95%) of the total square footage of all Net Rentable Area in the Project, or (ii) the total square footage of all Net Rentable Area in the Project actually leased to rent paying tenants. In no event shall Operating Expenses increase by more than five percent (5%) over the prior year (provided that this cap does not apply to Tenant’s Percentage Share of real estate taxes, liability insurance, and electricity cost per kilowatt hour to Landlord).

a. Landlord shall present to Tenant prior to the beginning of each calendar year (or for the calendar year in which the Lease term commences, on the Commencement Date) a statement of Tenant’s estimated Additional Rental. Landlord’s failure to deliver such a statement of Tenant’s estimated Additional Rental shall not operate to excuse Tenant from the payment of the monthly installment of Additional Rental. Rather, Tenant shall continue to pay the monthly installment of Additional Rental based on Landlord’s most recent calculation thereof until such a statement is delivered to Tenant, with such statement being applied retroactively to the beginning of the calendar year and Tenant making up any under payments immediately upon its receipt of such statement. Landlord may, from time to time, recalculate Tenant’s estimated Additional Rental in order to more accurately reflect Landlord’s good faith estimate of Tenant’s Additional Rental, and Tenant shall commence paying the recalculated Additional Rental immediately after receiving notice thereof.

b. Landlord shall provide to Tenant, within ninety (90) days after the end of each calendar year, a statement detailing the Operating Expenses for each such calendar year (the “Annual Operating Expense Statement”). In the event that Tenant’s estimated Additional Rental payments exceed Tenant’s actual Additional Rental for said calendar year, Landlord shall pay Tenant (in the form of a credit against rentals next due or, should the overage exceed one months base rental or in the case of the expiration of this Lease, then in the form of Landlord’s check) an amount equal to such excess. Such payment shall accompany the statement from Landlord. In the event that Tenant’s actual Additional Rental exceeds Tenant’s estimated Additional Rental payments for said calendar year, Tenant hereby agrees to pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference.

c. Tenant, at Tenant’s sole cost and expense, shall have the right, to be exercised by written notice given to Landlord within ninety (90) days after receipt of the Annual Operating Expense Statement for any calendar year, to audit Landlord’s books and records pertaining only to the Operating Expenses for such calendar year, provided such audit must commence within thirty (30) days after Tenant’s notice to Landlord and thereafter proceed regularly and continuously to conclusion and, provided, further, that such audit must be conducted in a manner that does not unreasonably interfere with the conduct of Landlord’s business. Notwithstanding the foregoing, Tenant shall not have the right to audit Landlord’s books and records regarding the Operating Expenses for any calendar year if there exists an Event of Default. Tenant (and its agents, employees and accountants) shall hold the results of such audit in strict confidence and not disclose the same to any third party, except as is necessary during any dispute between Landlord and Tenant related thereto or as required by law. A copy of the results of any such audit shall be promptly provided to Landlord, and Landlord may conduct an independent review of the same. If there is any disagreement regarding the results of any such audit, the parties shall select a third party auditor to resolve the dispute.

6. Operating Expenses.

“Operating Expenses”, for each calendar year, shall consist of (i) all Operating Costs for the Building; plus (ii) the proportionate share of the ownership, management, maintenance, repair, replacement and operating costs accruing during each such calendar year for the common areas in the Project allocable to the Building.

a. “Operating Costs” shall mean all expenses, costs and accruals (excluding there from, however, specific costs billed to or otherwise incurred for the particular benefit of specific tenants of the Building) of every kind and nature, computed on an accrual basis, incurred or accrued in connection with, or relating to, the ownership, operation, management, maintenance, repair and replacement of the Building and interior and exterior common areas serving the Building during each calendar year, including, but not limited to the following: wages and salaries (including taxes, insurance and benefits) of all on and off-site employees; supplies; tools; equipment; utilities; trash removal; snow and ice removal; maintenance, management and service agreements; inspections; legal and accounting services relating to management and maintenance of the Building; insurance (including all deductible and co-insurance payments made by Landlord in connection therewith); maintaining, striping, repairing, replacing, repaving and lighting grounds, streets, parking areas, sidewalks, curbs and walkways, landscaping, drainage and lighting facilities; and all taxes, assessments and governmental charges, whether or not directly paid by Landlord, attributable to the Building or said common areas, together with reasonable consultation, legal fees and costs resulting from any challenge of tax assessments (but excluding federal and state income taxes, franchise taxes, and other taxes imposed on the income of Landlord).

b. Notwithstanding any language contained herein to the contrary, the following items shall not be included in Operating Costs or Operating Expenses: (a) any compensation paid to clerks, attendants or other persons in commercial for profit concessions operated by Landlord; (b) repairs or other work occasioned by fire, windstorm or other casualty for which Landlord is reimbursed by insurance (including any deductible); (c) costs attributable to seeking and obtaining new tenants as well as retaining existing tenants, such as advertising, brokerage commissions, architectural, engineering, and attorneys’ fees; (d) costs attributable to enforcing leases against tenants in the center, such as attorneys’ fees, court costs, and similar expenses; (e) costs that are reimbursable to Landlord by tenants as a result of provisions contained in their specific lease; (f) costs incurred due to violations by Landlord of any of the terms and conditions of any leases in the center; (g) all items and services for which tenants reimburse Landlord or which Landlord provides selectively to one or more tenants without reimbursement; (h) any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority; (i) the cost of correcting any code violations (including “ADA” compliance) by Landlord in the Common Areas of the center; (j) costs attributable to repairing items that are covered by warranties (to the extent such is recovered); (k) costs attributable to any environmental cleanup not otherwise caused by Tenant; (l) capital expenses, except to the extent such are amortized over their useful life; and (m) reserve funds for future repairs. Any impact fees related to the development of the Shopping Center shall be excluded from Operating Costs and Operating Expenses and shall be the sole responsibility of Landlord. To the extent that any other tenant in the Project pays its utility charges or other service charges directly to the provider (and therefore such cost is not included in Operating Costs and Operating Expenses), then the square footage of such tenant’s premises shall be excluded from the denominator in determining Tenant’s share of Operating Costs and Operating Expenses for that particular service or services only. In no event shall Landlord receive from all tenants of the Building more than one hundred percent (100%) of any Operating Costs.

7. Security Deposit . Intentionally waived

8. Services . Landlord shall furnish the following services to Tenant during the term of this Lease (“Building Standard Services”):

a. Hot and cold domestic water and common use rest rooms and toilets at locations provided for general use, in such amounts as are reasonably determined by Landlord.

b. Subject to curtailment as required by governmental laws, rules or mandatory regulations, central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably determined by Tenant.

c. Electric lighting service for all public areas and special service areas of the Building in such amounts and locations as are reasonably determined by Landlord, including exterior lighting for security purposes acceptable to Tenant.

d. Janitor service five (5) days per week, exclusive of holidays, in such manner as Landlord reasonably determines; provided, however, if Tenant’s floor coverings or other improvements are other than Building standard, Tenant shall pay one hundred and fifteen percent (115%) of the actual additional cleaning cost, if any, attributable thereto. In addition, Landlord shall provide trash service for the Premises, at a level of service to properly clear the Premises. Landlord agrees to provide adequate dumpsters for the clearing of the Premises, to be located as marked on Exhibit A-2.

e. Access control for the Building to the extent and in the manner reasonably determined by Landlord; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Premises, and Tenant hereby releases Landlord from all liability for such losses, damages or injury.

f. Sufficient electrical capacity to operate (i) incandescent lights, personal computers, typewriters, calculating machines, photocopying machines and other machines of similar low voltage electrical consumption (120/208 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed eight (8.00) watts per square foot of Usable Area; and (ii) lighting and equipment of high voltage electrical consumption (277/480 volts), provided that the total rated electrical design loan for said lighting and equipment of high electrical voltage shall not exceed eight (8.00) watts per square foot of Usable Area. If Tenant’s electrical consumption exceeds the foregoing standards, then Landlord shall have the right to install a separate meter for the Premises at Tenant’s expense, such that Tenant shall be billed the costs associated with electricity consumed in excess of Building standard. If Tenant requires that certain areas within the Premises operate in excess of the normal Building Operating Hours (as defined in Exhibit E), the electrical service to such areas shall be separately circuited and metered such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building Operating Hours.

g. Building standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in General Common Areas and On-Floor Common Areas.

h. Failure by Landlord to furnish the services described in this Section, or any cessation thereof, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor relieve Tenant from fulfillment of any covenant or agreement hereof. If Landlord fails or refuses to carry out any of its repair obligations within 30 days after notice from Tenant (or, if such repair obligations cannot be completed within 30 days, within such reasonable time period as required by Landlord’s diligent pursuit thereof), then Tenant may complete any such repair and offset the cost against Tenant’s Base Rental and Additional Rental. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate, or function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting there from; provided, however, Landlord agrees to use reasonable efforts to repair said equipment or machinery promptly and to restore said services. Notwithstanding the foregoing, if utility service to the Premises is interrupted (provided that Tenant is not in default and such interruption is not caused by Tenant or Tenant’s agents, employees, or contractors), and such interruption continues for a period in excess of 48 hours, Base Rental, Additional Rental, and all other charges hereunder shall abate until such interruption is corrected.

9. Keys and Locks . Landlord shall furnish Tenant with two (2) keys for each
Building standard lockset on code required doors entering the Premises from public areas. Additional keys will be furnished by Landlord upon an order signed by Tenant and at Tenant’s expense. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Premises without Landlord’s permission, and Tenant shall not make or permit to be made any duplicate keys. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to any locks on doors entering or within the Premises, and give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises. Tenant shall have the right to install a card-reader security system at the Premises, at Tenant’s expense, and Tenant shall have the right to remove such system at any time.

10.	Graphics, Building Directory and Name . Landlord shall provide and install all graphics, letters, and numerals at the entrance to the Premises and strips (based on the ratio that the Net Rentable Area of the Premises bears to the total Net Rentable Area of the Building) containing a listing of Tenant’s name on the Building directory board to be placed at the front entrance to the Property. All such letters and numerals shall be in the Building standard graphics. Tenant agrees that Landlord shall not be liable for any inconvenience or damage occurring as a result of any error or omission in any directory or graphics. No signs, numerals, letters or other graphics shall be used or permitted on the exterior of, or may be visible from outside, the Premises, unless approved in writing by Landlord, provided that Tenant may install an exterior sign on the canopy over the main entrance. Tenant shall have the exclusive use (at Tenant’s sole cost and expense) of Landlord’s pylon sign on Music Valley Drive that is visible from Briley Parkway.

11. Parking. Tenant shall have the non-exclusive right to use the parking lot serving the Building. Landlord may make, modify and enforce reasonable rules and regulations relating to the parking of vehicles, and Tenant agrees to abide by such rules and regulations. This Lease does not grant Tenant (or its agents, employees, contractors and visitors) the exclusive right to use any parking areas serving the Building. Landlord may, from time to time, designate specific portions of the parking lot as reserved areas, and Tenant shall have no right to park in such reserved areas. Tenant shall have exclusive loading dock access for the Premises.

12. Entry for Repairs and Inspection . Upon reasonable prior notice to Tenant (provided that no notice shall be required in the case of an emergency), Tenant shall permit Landlord and its contractors, agents or representatives to enter into and upon any part of the Premises during reasonable hours to inspect or clean the same, make repairs, alterations or additions thereto, and, upon reasonable prior notice to Tenant, for the purpose of showing the same to prospective tenants or purchasers. Landlord shall use its reasonable efforts not to interfere materially with the operation of Tenant’s business during any such entry.

13. Laws and Regulations; Encumbrances; Rules of Building. Tenant shall comply with, and Tenant shall cause its employees, contractors and agents to comply with, and shall use its best efforts to cause its visitors and invitees to comply with, (i) all laws, ordinances, orders, rules and regulations of all state, federal, municipal and other governmental or judicial agencies or bodies relating to the use, condition or occupancy of the Premises, (ii) all recorded easements, operating agreements, parking agreements, declarations, covenants and instruments encumbering the Premises, and (iii) the rules of the Building reasonably adopted and altered by Landlord from time to time for the safety, care and cleanliness of the Premises and Building and for the preservation of good order therein. The initial rules of the Building are attached hereto and incorporated herein as Exhibit F. Notwithstanding anything herein to the contrary, Tenant shall have direct and unrestricted access with its own employees to accept deliveries at the front and rear of the Premises. Landlord shall not have the right to restrict the time of delivery to the Premises. There will be no material change to the Project which would affect Tenant’s ability to accept deliveries at the rear of the Premises without Tenant’s prior written consent. All rules shall be reasonable and enforced in a non-discriminatory manner. In the event of a conflict between the provisions of this Lease and any rules or regulations, the provisions of this Lease shall govern. Landlord shall not have the right to establish any rule or regulation that requires that Tenant pay any fees or which otherwise affects the economic bargain of Tenant as set forth in the Lease.

14. Hazardous Substances . Tenant shall comply, at its sole expense, with all laws, ordinances, orders, rules and regulations of all state, federal, municipal and other governmental or judicial agencies or bodies relating to the protection of public health, safety, welfare or the environment (collectively, “Environmental Laws”) in the use, occupancy and operation of the Premises. Tenant agrees that no Hazardous Substances shall be used, located, stored or processed on the Premises or be brought onto any other portion of the Building by Tenant or any of its agents, employees, contractors, assigns, or subtenants, and no Hazardous Substances will be released or discharged from the Premises by Tenant or its agents, employees, contractors, assigns, or subtenants. The term “Hazardous Substances” shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, PCB’s, asbestos and raw materials that include hazardous constituents or any other similar substances or materials that are now or hereafter included under or regulated by any Environmental Laws or that would pose a health, safety or environmental hazard. Tenant hereby agrees to indemnify, defend and hold harmless Landlord from and against any and all losses, liabilities (including, but not limited to, strict liability), damages, injuries, expenses (including, but not limited to, court costs, litigation expenses, reasonable attorneys’ fees and costs of settlement or judgment), suits and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in or the escape, leakage, spillage, discharge, emission or release from the Premises of any Hazardous Substances or the presence of any Hazardous Substances placed on or discharged from the Building by Tenant or any of its agents, employees, contractors, assigns, or subtenants. Notwithstanding anything else to the contrary herein, Tenant shall not be responsible for any Hazardous Substances in the Premises or the Project unless Tenant or its agents, employees, or contractors brought such Hazardous Substances into the Premises or the Project. In the event that any environmental survey or inspection is required for any permit, Landlord shall be solely responsible for the cost of such survey or inspection. Landlord shall remove any existing known Hazardous Substances from the Premises prior to delivery of possession thereof to Tenant. Landlord shall protect, defend, indemnify and hold Tenant harmless of, from and against all claims, actions, liens, demands, costs, damages, punitive damages, expenses, fines and judgments (including legal costs and attorneys fees) incurred by reason of any actual or asserted presence of hazardous materials in the Premises or the Project and/or spills or other contamination of air, soil, or water by or resulting from any hazardous materials not installed by Tenant or its agents, employees, or contractors, or resulting from removal thereof. The terms of this paragraph shall survive the termination of the Lease.

15. Tenant Taxes . Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant’s gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same directly to the taxing authority.

16. Leasehold Improvements.

a. Landlord shall build the premises as indicated on Exhibit B in accordance with the approved floor plan and the approved construction documents at Landlord’s sole cost and expense. Landlord will prepare the Premises in accordance with Tenant’s approved plans; provided, however, Landlord shall not be required (nor shall Tenant be allowed) to install any improvements that are not compatible with Landlord’s plans and specifications for the Building or which are not approved by Landlord or Landlord’s architect. Tenant and Landlord agree that any such construction services will be competitively bid to not less than three Tennessee-licensed general contractors, not less than two of which shall be selected by Tenant. Tenant consents to the use of Landlord’s space planners, architect and engineers at Landlord’s cost to develop engineered drawings for all such construction. Tenant shall have the right to review and approve all bids from all contractors.

b. If for any reason the Premises should not be ready for occupancy by the Commencement Date, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof; however, Tenant shall not be responsible for Base Rental and Additional Rental until the Premises are ready for occupancy.

c. Tenant shall not make or allow to be made any alterations or physical additions in or to the Premises, or place safes, vaults or other heavy furniture or equipment within the Premises, without first obtaining the written consent of Landlord which consent shall not be unreasonably withheld so long as said alterations do not impact on Building systems or structure and are not visible from outside the Premises. All repairs, alterations or additions that affect the Building’s structural components or the Building’s mechanical, electrical and plumbing systems shall be made solely by Landlord or its contractor. Notwithstanding the foregoing, Tenant may from time to time make non-structural alterations to the Premises without Landlord’s approval, the aggregate cost of which shall not exceed $50,000 in any year, provided that Tenant provides Landlord with accurate as-built drawings following any such alterations. In addition, Tenant shall be permitted, without Landlord’s approval, to install products during the initial construction phase and thereafter in order to do such things as pull cables, install phone jacks, install music systems, install card readers, add icemakers, etc. Landlord hereby subordinates any lien it might have in any of Tenant’s personal property to Tenant’s current lenders and to any future purchase money security interest lenders.

d. Tenant shall indemnify and hold Landlord harmless from and against all costs (including reasonable attorneys’ fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to any alterations, additions or improvements made by Tenant to the Premises, including, but not limited to, any mechanics’ or materialmen’s liens asserted in connection therewith. No portion of Landlord’s interest in the Building shall be subject to attachment on account of any work performed by or on account of Tenant, and Tenant shall provide written notice of same to all of its contractors.

e. Should any mechanic’s or other liens be filed against any portion of the Building by reason of Tenant’s acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within thirty (30) days after notice by Landlord. If Tenant shall fail to cancel or discharge said lien or liens, within said thirty (30) day period, Landlord may, at its sole option, cancel or discharge the same and upon Landlord’s demand, Tenant shall promptly reimburse Landlord for all reasonable costs incurred in canceling or discharging such liens, plus an administrative fee equal to fifteen percent (15%) of such costs.

17. Repairs by Landlord . Landlord shall make such repairs to exterior, roof and structural portions of the Building, the general Building systems and common areas of the Building as Landlord may deem necessary for normal operations, and Landlord shall not otherwise be obligated to make improvements to, or repairs of, the Premises or the Building. The cost of such repairs shall be a part of Operating Expenses; except that Tenant shall pay on demand Landlord’s costs for any repairs necessitated by the acts or omissions of Tenant or Tenant’s agents, contractors, or employees, plus an administrative fee of fifteen percent (15%) of such costs.

18. Repairs by Tenant . Except for Landlord’s express repair and maintenance obligations under this Lease, Tenant shall at its own cost and expense, keep the Premises and all leasehold improvements in good and clean condition, and Tenant shall perform all maintenance, repairs and replacements necessary to accomplish the same. In addition, Tenant shall perform all maintenance, repairs, replacements and improvements required by any governmental law, ordination, rule or regulation. Notwithstanding the foregoing, Landlord shall be responsible for any structural changes to the Premises required for compliance with any governmental regulations, including without limitation the ADA, unless such structural changes are required as a result of Tenant’s specific use of the Premises. If Tenant fails to commence any maintenance, repairs, replacements or improvements which it is required to perform hereunder within thirty (30) days after written notice from Landlord to Tenant and thereafter diligently proceed with such work until completion, Landlord may, at its option, perform any such maintenance, repairs, replacements or improvements deemed necessary by Landlord, and Tenant shall pay to Landlord on demand Landlord’s cost thereof, plus an administrative fee of fifteen percent (15%) of such costs.

19. Condemnation . If 40% or more of the Premises, or such portion of the Premises or the Building as would render, in Landlord’s reasonable judgment, the continuance of Tenant’s business from the Premises impracticable, shall be permanently taken or condemned for any public purpose, then Landlord or Tenant may terminate this Lease. If less than all or substantially all of the Premises or any portion of the Building shall be taken, then Landlord shall have the option of terminating this Lease by written notice to Tenant within ten (10) days following the date of such condemnation or taking, provided that Landlord may not terminate this Lease unless Landlord terminates the lease of all similarly affected tenants. If this Lease is terminated as provided above, this Lease shall cease and expire as of the date of the taking. In the event that this Lease is not terminated and a portion of the Premises is taken, Tenant shall pay the Rental up to the date of the taking, and this Lease shall thereupon cease and terminate with respect to the portion of the Premises so taken. Thereafter the Base Rental and Additional Rental shall be adjusted on an equitable basis. If this Lease is not terminated, Landlord shall promptly repair the Premises or the Building, as the case may be, to an architectural unit, fit for Tenant’s occupancy and business. In the event of any temporary taking or condemnation for any public purpose of the Premises, the Building or any portion thereof, this Lease shall continue in full force and effect except that Base Rental and Additional Rental shall be adjusted on an equitable basis for the period of such taking, and Landlord shall be under no obligation to make any repairs or alterations. In the event of any taking of the Premises, Tenant hereby assigns to Landlord the value of all or any portion of the unexpired term of the Lease and all leasehold improvements, and Tenant shall not assert a claim for a condemnation award therefore; provided, however, Tenant may pursue a separate award from the condemning authority for (a) relocation and moving expenses, and (b) compensation for loss of Tenant’s business.

20. Casualty .

a. In the event any portion of the Premises or any portion of the General Common Areas is damaged by fire or other casualty, earthquake or flood or by any other cause of any kind or nature, and the damage can, in the opinion of the Landlord’s architect, be repaired within ninety (90) calendar days from the date of the casualty, then Landlord shall repair the damage. In the event the damage cannot, in the opinion of Landlord’s architect, be repaired within ninety (90) days from the date of the casualty, but can be repaired within one hundred eighty (180) days from the date of the casualty, Landlord, at Landlord’s sole option, may elect either to terminate this Lease or to repair the damage. If in Landlord’s opinion of Landlord’s architect, the damage cannot be repaired within one hundred eighty (180) days from the date of the casualty, then both Landlord and Tenant shall have the right to terminate this Lease. Tenant may terminate this Lease in the event (i) Tenant is unable to operate its business for a period of (a) one year, or (b) 90 days in the last two years of the term; or (ii) Landlord has not begun to rebuild within 180 days after the casualty. Notwithstanding anything to the contrary contained herein, Landlord shall not terminate Tenant’s lease unless Landlord shall also terminate the leases of all other similarly affected tenants in the Project.

b. Notwithstanding any language herein to the contrary, Landlord, at Landlord’s sole option, shall have the right to terminate this Lease if at the time of any such damage, (i) less than two (2) years remain in the term of this Lease; (ii) the cost of repairing and restoring the damage exceeds twenty-five percent (25%) of the replacement cost of the Building; or (iii) Landlord’s lender does not make the insurance proceeds available to Landlord to restore the Premises.

c. In the event this Lease is not terminated as provided hereunder (i) Landlord shall be obligated to repair the damage; (ii) Tenant shall be entitled to a pro rata abatement of Base Rental and Additional Rental during the period of time the Premises, or any portion thereof, are untenantable due to such damage; and (iii) if the Premises, the Building, or any portion thereof shall be damaged through the negligence or willful misconduct of Tenant and the cost of repairing the same is not covered by Landlord’s insurance, such damage shall be repaired by Landlord at the sole expense of Tenant.

d. In the event of any termination of this Lease under this Section, this Lease shall cease and terminate as if the date of such damage were the expiration date of the term of this Lease.

21. Insurance .

a. Landlord shall maintain property insurance coverage on the Building. Said insurance shall be maintained in amounts equal to the full replacement cost of the Building and all improvements and payments for losses there under shall be made solely to Landlord. Tenant shall maintain at its expense business interruption insurance and property insurance coverage at full replacement cost on of all its personal property, including removable trade fixtures located in the Premises and on all additions and improvements (including fixtures) made by Tenant.

b. Landlord and Tenant shall each maintain a policy or policies of commercial general liability insurance. Such insurance shall afford minimum protection (which may be affected by primary and/or excess coverage) of not less than $1,000,000 per occurrence for injury to or death of any person, with a $2,000,000 annual aggregate and an umbrella policy of at least $5,000,000, and of not less than $1,000,000.00 per occurrence for property damage.

c. If Tenant shall fail to procure and maintain the insurance required herein, Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant, plus a fifteen percent (15%) administrative fee, which Tenant shall pay to Landlord upon demand. Unless otherwise permitted by Landlord, Tenant’s insurance required hereunder shall be in companies rated A-, Class XII in “Best’s Insurance Guide.” Tenant shall deliver to Landlord prior to occupancy of the Premises copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. Tenant shall use its best efforts to deliver to Landlord renewals of such policies or certificates at least thirty (30) days prior to their expiration, and it shall be a default should Tenant fail to deliver renewals of such policies prior to expiration. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days’ prior written notice to Landlord.

d. The cost of Landlord’s insurance shall be included in Operating Expenses. However, if the annual premiums to be paid by Landlord shall exceed the standard rates because of Tenant’s operations within, or contents of, the Premises, Tenant shall promptly pay the excess amount of the premium upon request by Landlord. Landlord warrants that Tenant’s permitted use will not cause any increase in premiums.

e. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, servants, partners, shareholders, officers or employees, for personal injury, loss or damage to business, and loss or damage that may occur to the Premises, the Building or the Project or any personal property located thereon arising from any cause that (a) would be insured against under the terms of any insurance required to be carried hereunder; or (b) is insured against under the terms of any insurance actually carried, regardless of whether the same is required hereunder. The foregoing waiver shall apply regardless of the cause or origin of such claim, including but not limited to the negligence of a party, or such party’s agents, officers, employees or contractors. The foregoing waiver shall not apply if it would have the effect, but only to the extent of such effect, of invalidating any insurance coverage of Landlord or Tenant. Each party shall obtain any special endorsements, if any, required by their respective insurers to evidence compliance with the aforementioned waiver.

22. Damages from Certain Causes . Neither Landlord nor Tenant shall be liable or responsible to the other party for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, riot, strike, insurrection, war, act or omission of any tenant or occupant of the Building, any nuisance or interference caused or created by any tenant or occupant of the Building, requisition or order of governmental body or authority, court order or injunction, or any cause beyond Landlord’s or Tenant’s control or, except in the case of the gross negligence or intentional misconduct of Landlord or Tenant, or as otherwise set forth herein, for any damage or inconvenience which may arise through repair or alteration of any part of the Building.

23. Hold Harmless . Landlord shall not be liable to Tenant, its agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Tenant. Without limiting or being limited by any other indemnity in this Lease, but rather in confirmation and furtherance thereof, Tenant agrees to indemnify, defend by counsel reasonably acceptable to Landlord and hold Landlord harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses (including, but not limited to, court costs, reasonable attorneys’ fees and litigation expenses) in connection with injury to or death of any person or damage to or theft, loss or loss of the use of any property occurring in or about the Premises, the Building or the Project arising from Tenant’s occupancy of the Premises, or the conduct of its business or from any activity, work, or thing done, by Tenant in or about the Premises, the Building or the Project, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or due to any other act or omission or willful misconduct of Tenant or any of its agents, employees, contractors, assigns, or sub-tenants. Tenant shall not be liable to Landlord, its agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Landlord. Without limiting or being limited by any other indemnity in this Lease, but rather in confirmation and furtherance thereof, Landlord agrees to indemnify, defend by counsel reasonably acceptable to Tenant and hold Tenant harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses (including, but not limited to, court costs, reasonable attorneys’ fees and litigation expenses) in connection with injury to or death of any person or damage to or theft, loss or loss of the use of any property occurring in or about the Premises, the Building or the Project arising from the conduct of Landlord’s business or from any activity, work, or thing done, by Landlord in or about the Premises, the Building or the Project, or from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, or due to any other act or omission or willful misconduct of Landlord or any of its agents, employees, contractors, or assigns.

24. Default and Remedies.

a. The occurrence of any of the following shall constitute a default under and breach of this Lease by Tenant (an “Event of Default”):

i)	Failure by Tenant to pay any Rental within ten (10) days after written notice that the same is past due;

iii)	Failure by Tenant to observe or perform any of the covenants in respect of assignment and subletting;

iv)	Failure by Tenant to commence curing, within three (3) days after receipt of notice from Landlord, and thereafter diligently pursuing the completion of such cure of any hazardous condition which Tenant has created or permitted in violation of law or of this Lease;

v)	Failure by Tenant to complete, execute and deliver any instrument or document required to be completed, executed and delivered by Tenant within thirty (30) days after the initial written demand therefor to Tenant;

vi)	Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant; provided that such thirty (30) day period shall be extended for the time reasonably required to complete such cure, if such failure cannot reasonably be cured within said thirty (30) day period and Tenant commences to cure such failure within said thirty (30) day period and thereafter diligently and continuously proceeds to cure such failure;

vii)	The levy upon execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest, which lien shall not be released or discharged within thirty (30) days from the date of such filing;

viii)	Tenant or any guarantor of Tenant’s obligations under this Lease becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for all or a major part of its property;

ix)	A trustee or receiver is appointed for Tenant, any guarantor of Tenant’s obligations under this Lease or for a major part of either party’s property and is not discharged within sixty (60) days after such appointment;

x)	Any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding for relief under any bankruptcy law or similar law for the relief of debtors, is instituted (A) by Tenant or any guarantor of Tenant’s obligations under this Lease, or (B) against Tenant or any guarantor of Tenant’s obligations under this Lease and is allowed against it or is consented to by it or is not dismissed within sixty (60) days after such institution; or

xi)	Tenant’s repeated or continued failure to timely pay any Rental due Landlord hereunder where such failure shall continue or be repeated for a total of four (4) months in any period of twelve (12) consecutive months.

xii)	Tenant’s repeated failure to observe or perform any of the other covenants, terms or conditions hereof more than six (6) times, in the aggregate, in any period of twelve (12) consecutive months.

b. Upon the occurrence of an Event of Default, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this Lease:

i)	Landlord, with or without terminating this Lease, may immediately or at any time thereafter re-enter the Premises and correct or repair any condition which shall constitute a failure on Tenant’s part to keep, observe, perform, satisfy, or abide by any term, condition, covenant, agreement, or obligation of this Lease, and Tenant shall fully reimburse and compensate Landlord on demand.

ii)	Landlord, with or without terminating this Lease, may immediately or at any time thereafter demand in writing that Tenant vacate the Premises and thereupon Tenant shall vacate the Premises and remove therefrom all property thereon belonging to or placed on the Premises by, at the direction of, or with consent of Tenant within twenty (20) days of receipt by Tenant of such notice from Landlord, whereupon Landlord shall have the right to re-enter and take possession of the Premises.

iii)	Landlord, with or without terminating this Lease, may immediately or at any time thereafter, re-enter the Premises and remove therefrom Tenant and all property belonging to or placed on the Premises by, at the direction of, or with consent of Tenant. Any such re-entry and removal by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

iv)	Landlord, with or without terminating this Lease, may immediately or at any time thereafter relet the Premises or any part thereof for such time or times, at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, and Landlord may make any alterations or repairs to the Premises which it may deem necessary or proper to facilitate such reletting; and Tenant shall pay all costs of such reletting including but not limited to the cost of any such repairs to the Premises, attorneys’ fees, leasing inducements, and brokerage commissions; and if this Lease shall not have been terminated, Tenant shall continue to pay all rent and all other charges due under this lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter Tenant shall pay monthly during the remainder of the term of this Lease the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the rent and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the rents reserved herein.

v)	Landlord may immediately or at any time thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination; upon such termination Landlord shall recover from Tenant all damages Landlord may suffer by reason of such termination including, without limitation, all arrearages in rentals, costs, charges, additional rentals, and reimbursements, the cost (including court costs and attorneys’ fees) of recovering possession of the Premises, the cost of any repair to the Premises which is necessary or proper to prepare the same for reletting and, in addition thereto, Landlord at its election shall have and recover from Tenant either (A) an amount equal to the excess, if any, of the total amount of all rents and other charges to be paid by Tenant for the remainder of the term of this Lease over the then reasonable rental value of the Premises for the remainder of the term of this Lease, or (B) the rents and other charges which Landlord would be entitled to receive from Tenant pursuant to the provisions of subsection (iv) if the Lease were not terminated, discounted to present value at the prime rate of interest. Such election shall be made by Landlord by serving written notice upon Tenant of its choice within thirty (30) days of the notice of termination. Failure of Landlord to send notice of election to Tenant shall be deemed an election of option (A) above. In the event that Landlord elects option (B) above, to the extent Landlord re-lets all or a portion of the Premises during the remainder of the Term of the Lease (had the Lease not been terminated), Landlord shall pay over to Tenant all rents and other charges received by Landlord from such replacement tenant, up to the full amount paid by Tenant to Landlord under option (B) above.

vi)	The exercise by Landlord or Tenant of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Landlord or Tenant of any one or more of the other rights and remedies herein provided. All remedies provided for in this Lease are cumulative and may, at the election of Landlord or Tenant, as the case may be, be exercised alternatively, successively, or in any other manner and are in addition to any other rights provided for or allowed by law or in equity.

vii)	No act by Landlord with respect to the Premises shall terminate this Lease, including, but not limited to, acceptance of the keys, institution of an action for detainer or other dispossessory proceedings, it being understood that this Lease may only be terminated by express written notice from Landlord to Tenant, and any reletting of the Premises shall be presumed to be for and on behalf of Tenant, and not Landlord, unless Landlord expressly provides otherwise in writing to Tenant.

c. Any one or more of the following shall constitute a default by Landlord: (a) the failure by Landlord to pay any amounts due to Tenant within ten (10) days after written notice from Tenant that the same is due hereunder; or (b) the failure by Landlord to cure any failure to perform or observe any of its covenants under this Lease within 30 days after written notice thereof from Tenant, unless such failure is of such nature that it cannot be cured within such 30-day period, in which case Landlord shall have such additional time as is necessary to cure it so long as Landlord commences the curing within such 30-day period and thereafter diligently prosecutes the curing. Upon the occurrence of any default by Landlord, Tenant shall have the right to (1) terminate this Lease with no further liability to Landlord (except for sums already due prior to the termination), and (2) exercise any other legal or equitable right or remedy it may have. In addition, Tenant may cure Landlord’s default and offset the reasonable expense thereof against Base Rental and Additional Rental thereafter accruing.

25. Late Payments . In the event any installment of any Rental owed by Tenant hereunder is not paid when due, Tenant shall pay a late charge equal to the greater of (a) $100.00, or (b) interest on such past-due amount from the date such amount became due until payment thereof, at an annual interest rate of the prime rate of interest plus two percent (2%). The parties agree that such charge is a fair and reasonable estimate of Landlord’s administrative expense incurred on account of late payment. Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to reduce all accrued and unpaid late charges, in inverse order of their maturity, and then to reduce all other past due amounts, in inverse order of their maturity.

26. Attorney’s Fees . In the event that the parties hereto enter into litigation over any matter concerning this Lease, the prevailing party shall be entitled to collect its reasonable attorneys’ fees and other costs from the other party.

27. No Waiver of Rights . No failure or delay of Landlord or Tenant to exercise any right or power given it herein or to insist upon strict compliance by Tenant or Landlord of any obligation imposed on it herein and no custom or practice of either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by Landlord or Tenant or any right it has herein to demand strict compliance with the terms hereof by Tenant or Landlord, as the case may be. No waiver of any right of Landlord or Tenant or any default by Tenant or Landlord on one occasion shall operate as a waiver of any of Landlord’s or Tenant’s other rights or of any subsequent default by Tenant or Landlord. No express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and then only for the time and in the manner specified in such waiver. No person has or shall have any authority to waive any provision of this Lease unless such waiver is expressly made in writing and signed by an authorized officer of Landlord or Tenant, as the case may be.

28. Holding Over . In the event of holding over by Tenant after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay as rent for such holdover period one hundred twenty five percent (125%) of the Base Rental and one hundred percent (100%) of Additional Rental that would have been payable if this Lease had not so terminated or expired. No holding over by Tenant after the term of this Lease shall be construed to extend this Lease, and Tenant shall be deemed a month-to-month tenant at will, terminable on thirty days notice from either party. However, notwithstanding the foregoing, in the event that Tenant and Landlord have engaged in good faith negotiations for an extension of the Lease for a period not to exceed ninety (90) days, Tenant shall not be liable for any additional rent above the normal rent set forth herein during such period of negotiation.

29. Subordination.

a. This Lease and the rights of Tenant hereunder shall be and are hereby expressly made subject to and subordinate at all times to any deed of trust or mortgage (a “Mortgage”) or ground lease now or hereafter existing on the Building, and to all amendments, modifications, renewals, extensions, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security thereof; provided, however, that the holder of the deed of trust or mortgage (the “Mortgagee”) or the ground lessor, as applicable, shall, so long as no Event of Default has occurred, not disturb Tenant in its possession of the Premises. Upon request, Tenant agrees to execute and deliver to Landlord such further instruments consenting to or confirming the subordination of this Lease to the Mortgage or ground lease and containing such other provisions which may be requested in writing by Landlord, the Mortgagee or the ground lessor. Notwithstanding anything to the contrary contained herein, any Mortgagee may subordinate, in whole or in part, its Mortgage to this Lease without joinder of Tenant by sending Tenant notice in writing.

b. Tenant agrees that if Landlord defaults in the performance or observance of any covenant or condition of this Lease required to be performed or observed by Landlord hereunder, Tenant will give written notice specifying such default by certified or registered mail, postage prepaid, to any Mortgagee or any ground lessor of which Tenant has been notified in writing, and before Tenant exercises any right or remedy which it may have on account of any such default of Landlord, such party shall have the same cure period that Landlord has hereunder. Whether or not any Mortgage is foreclosed or any ground lease is terminated, or any Mortgagee or ground lessor succeeds to any interest of Landlord under this Lease, no Mortgagee or ground lessor shall have any liability to Tenant for any security deposit paid to Landlord by Tenant hereunder, unless such security deposit has actually been received by such Mortgagee or ground lessor. No Mortgagee or ground lessor of which Tenant has been notified, in writing, shall be bound any amendment or modification of this Lease made without the written consent of such Mortgagee or ground lessor, nor shall any such party be liable for any defaults of Landlord under this Lease.

30. Estoppel Certificate . Tenant agrees that, from time to time upon request by Landlord, or any existing or prospective Mortgagee or ground lessor, within thirty (30) days from Tenant’s receipt of such written request, Tenant will complete, execute and deliver a written estoppel certificate certifying (a) that this Lease is unmodified and is in full force and effect (or if there have been modifications, that this Lease, as modified, is in full force and effect and setting forth the modifications); (b) the amounts of the monthly installments of Base Rental, Additional Rental and other sums then required to be paid under this Lease by Tenant; (c) the date to which the Base Rental, Additional Rental and other sums required to be paid under this Lease by Tenant have been paid; (d) that to Tenant’s knowledge Landlord is not in default under any of the provisions of this Lease, or if in default, the nature thereof in detail and what is required to cure same; and (e) such other information concerning the status of this Lease or the parties’ performance hereunder reasonably requested by Landlord or the party to whom such estoppel certificate is to be addressed. At any time and from time to time Landlord, upon 30 days’ request from Tenant, will execute and deliver a similar instrument to Tenant, without cost to Tenant.

31. Sublease or Assignment by Tenant .

a. Except as set forth herein, Tenant shall not, without the Landlord’s prior written consent, which will not be unreasonably withheld, (i) assign, convey, mortgage, pledge, encumber, or otherwise transfer (whether voluntarily, by operation of law, or otherwise) this Lease or any interest hereunder; (ii) allow any lien to be placed upon Tenant’s interest hereunder; (iii) sublet the Premises or any part thereof; or (iv) permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant. Any attempt to consummate any of the foregoing without Landlord’s consent shall be void and of no force or effect.

b. For any proposed assignment or subletting Tenant shall submit to Landlord a copy of the proposed sublease or assignment, and such additional information concerning the business, reputation and creditworthiness of the proposed sublessee or assignee as shall be sufficient to allow Landlord to form a commercially reasonable judgment with respect thereto. If Landlord approves any proposed sublease or assignment, Landlord shall receive from Tenant as additional rent hereunder fifty percent (50%) of any rents received by Tenant pursuant to said sublease or assignment in excess of the rentals payable to Landlord by Tenant under this Lease (after deducting all of Tenant’s reasonable costs associated therewith, including reasonable brokerage fees and the reasonable cost of remodeling or otherwise improving the Premises for said sublessee or assignee), as such rents or other sums are received by Tenant from the approved sublessee or assignee. Landlord may require that any rent or other sums paid by a sublessee or assignee be paid directly to Landlord.

c. Notwithstanding the giving by Landlord of its consent to any subletting, assignment or occupancy as provided hereunder or any language contained in such lease, sublease or assignment to the contrary, unless this Lease is expressly terminated by Landlord, Tenant shall not be relieved of any of Tenant’s obligations or covenants under this Lease and Tenant shall remain fully liable hereunder.

d. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have the absolute right, without the consent of Landlord, to assign or sublet this Lease to an affiliate or wholly-owned subsidiary of Tenant or of Tenant’s parent company; or to assign or sublet this Lease as part of any “Public Offering” or “Private Placement” by Tenant; to assign or sublet this Lease to any entity into which Tenant merges or to that surviving entity as the result of an acquisition or reorganization of Tenant. To the extent that Tenant is a surviving entity after any such assignment, Tenant shall remain liable for all of its obligations hereunder.

32. Quiet Enjoyment . Landlord covenants that Tenant shall and may peacefully have, hold and enjoy the Premises free from hindrance by Landlord or any person claiming by, through or under Landlord but subject to the other terms hereof, provided that Tenant pays the Rental and other sums herein recited to be paid by Tenant and performs all of Tenant’s covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during the ownership of the Landlord’s interest hereunder.

33. Landlord’s Relocation Right . INTENTIONALLY DELETED

34. Assignment by Landlord . Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder, in the Premises and the Building, and in such event and upon such transfer no further liability or obligation shall thereafter accrue against Landlord hereunder.

35. Limitation of Landlord’s Personal Liability . Tenant specifically agrees to look solely to Landlord’s equity interest in the Project, the rent stream therefrom, and any sales proceeds thereof for the recovery of any monetary judgment against Landlord, it being agreed that Landlord (and its partners, members and shareholders) shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

36. Force Majeure . Landlord and Tenant (except with respect to the payment of Rental or any other monetary obligation under this Lease) shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease when prevented from so doing by a cause or causes beyond the Landlord’s or Tenant’s (as the case may be) control (excluding financial inability to perform), which shall include, without limitation, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, acts of God, or any other cause not within the reasonable control of Landlord or Tenant (as the case may be).

37. Surrender of Premises. Upon the termination of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, Tenant shall quit and surrender possession of the Premises to Landlord, broom clean, in the same condition as upon delivery of possession to Tenant hereunder, normal wear and tear and damage from casualty excepted (except as caused by the gross negligence or willful misconduct of Tenant as set forth in Section 22 hereof). Before surrendering possession of the Premises, Tenant shall, without expense to Landlord, remove all signs, furnishings, equipment, trade fixtures, merchandise and other personal property installed or placed in the Premises and all debris and rubbish, and Tenant shall repair all damage to Premises resulting from such removal. If Tenant fails to remove any of the signs, furnishings, equipment, trade fixtures, merchandise and other personal property installed or placed in the Premises by the expiration or termination of this Lease, then Landlord may remove any and all such items and store or dispose of the same at Tenant’s expense. Tenant shall pay Landlord on demand any and all expenses incurred by Landlord in the removal of such items, including, without limitation, the cost of repairing any damage to the Premises or the Building caused by such removal and storage charges (if Landlord elects to store such property).

38. Notices . Any notice or other communications required or permitted to be given under this Lease must be in writing and shall be effectively given or delivered if (a) hand delivered to the addresses for Landlord and Tenant stated below, (b) sent by certified or registered United States Mail, return receipt requested, to said addresses, or (c) sent by nationally recognized overnight courier (such as Federal Express, UPS Next Day Air or Airborne Express), with all delivery charges paid by the sender and signature required for delivery, to said address. Any notice mailed shall be deemed to have been given upon receipt or refusal thereof. Notice effected by hand delivery shall be deemed to have been given at the time of actual delivery. Either party shall have the right to change its address to which notices shall thereafter be sent and the party to whose attention such notice shall be directed by giving the other party notice thereof in accordance with the provisions of this Section.

Landlord:

Two Rivers Corporate Centre, L.P.

c/o SmartSpace, LLC

3055 Lebanon Road

Building Two, Suite 2200

Nashville, TN 37214

with a copy to:

Mr. Kim Brown, Esq.

Sherrard & Roe, PLC

424 Church Street, Suite 2000

Nashville, Tennessee 37219

Tenant:

Kirkland’s, Inc.

2501 McGavock Pike

Suite 1000

Nashville, TN 37214

Attention: SVP Real Estate

with a copy to:

Kirkland’s, Inc.

805 North Parkway

Jackson, TN 38305

Attention: General Counsel

39. Miscellaneous .

a. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and inure to the benefit of Tenant, its successors, and, to the extent assignment may be permitted or otherwise approved by Landlord hereunder, Tenant’s assigns.

b. All rights and remedies of Landlord and Tenant under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Lease is declared to be a Tennessee contract, and all of the terms hereof shall be construed according to the laws of the State of Tennessee.

c. This Lease may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto.

d. If Tenant is a corporation, partnership, limited liability company or other entity, Tenant warrants that all consents or approvals required of third parties (including but not limited to its Board of Directors, partners or members) for the execution, delivery and performance of this Lease have been obtained and that Tenant has the right and authority to enter into and perform its covenants contained in this Lease.

e. To the extent permitted by applicable law, the parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this lease, the relationship of landlord and tenant, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage. In the event Landlord commences any proceedings for nonpayment of rent or any other amounts hereunder, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding, unless the failure to raise the same would constitute a waiver thereof. This shall not, however, be construed as a waiver of Tenant’s right to assert such claims in any separate action brought by Tenant.

f. If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

g. Time is of the essence in this Lease.

h. Tenant and Landlord each represents and warrants to the other party that they did not deal with any broker in connection with this Lease. Tenant and Landlord shall indemnify, defend and hold the other party harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses (including, without limitation, court costs, reasonable attorneys’ fees and litigation expenses) arising from any claims or demands of any other broker or brokers or finders for any commission alleged to be due such other broker or brokers or finders claiming to have dealt with Tenant or Landlord, as the case may be, in connection with this Lease or with whom Tenant or Landlord hereafter deals or whom Tenant or Landlord employs.

i. If Tenant comprises more than one person, corporation, partnership, limited liability company or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

j. Landlord’s receipt of any Rental payable by Tenant hereunder with knowledge of the breach of a covenant or agreement contained in this Lease shall not be deemed a waiver of the breach. No acceptance by Landlord or Tenant of a lesser amount than the installment of Rental or other amount which is due shall be considered, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed, an accord and satisfaction. Landlord or Tenant may accept a check or payment without prejudice to Landlord’s or Tenant’s right to recover the balance due or to pursue any other remedy provided in this Lease.

k. Submission of this instrument for examination shall not constitute a reservation of or option to lease the Premises or in any manner bind Landlord, and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant.

l. Any claim, cause of action, liability or obligation arising under the term of this Lease and under the provisions hereof in favor of a party hereto against or obligating the other party hereto and all of Tenant’s and Landlord’s indemnification obligations hereunder shall survive the expiration or any earlier termination of this Lease.

IN WITNESS WHEREOF, the parties hereto have executed and sealed this Lease as of the date aforesaid.

LANDLORD:

Two Rivers Corporate Centre, L.P.
By: RS Development, LLC
Its: General Partner

By: /s/ Floyd Shechter
Floyd Shechter
Title: Managing Member

TENANT:

Kirkland’s, Inc.

By: /s/ Roland Mackie
Roland Mackie
Title: Senior Vice President

EXHIBIT A-1 — DESCRIPTION OF LAND

EXHIBIT B — LANDLORD’S WORK

WORK LETTER AGREEMENT

This Work Letter Agreement (this “WORK LETTER) is made and entered into as of this first day of March, 2007, by and between Two Rivers Corporate Centre, L.P. (“Landlord”), and Kirkland’s, Inc., (“Tenant”) under the following circumstances:

A. Landlord and Tenant are entering into a Lease of even date herewith (the “Lease”) relating to space in a building owned by Landlord, known as Two Rivers Corporate Centre, Suite1000, having a street address of 2501 McGavock Pike, Donelson, Tennessee (the “Building”); and

B. Landlord and Tenant desire entering into this Work Letter for the purpose of setting forth their agreements relating to the design and construction of the tenant improvements in such space.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Tenant Improvements to Designated Space.

(a) Landlord shall install, furnish and construct in a prompt, good and workmanlike manner, the interior partitions, finishes and other tenant improvement work (the “Tenant Improvements”) in and for the Demised Premises in accordance with the “T.I. Plans and Specifications” to be produced in accordance with Section 2 herein below. It is intended that the Tenant Improvements will include and the T.I. Plans and Specifications will describe all work, labor, material, installations and construction required to produce in the entirety of the Demised Premises, on a “turn key” basis, a completed space ready for use and occupancy as first class suite by Tenant, subject only to installation of furniture and equipment of Tenant. Landlord’s obligation to fund the cost of Tenant Improvements shall be limited to an allowance of $35.00 multiplied by the Rentable Area of the Demised Premises, for a total of $964,145 (the “T.I. Allowance). Landlord shall not enter into any contract for the construction of the Tenant Improvements unless the proposed contractor has been approved by Tenant, which approval shall not be unreasonably withheld or delayed. The contractor that has been approved by Tenant is hereinafter referred to as the “Contractor” and the contract and contract documents approved by the Tenant are hereinafter referred to as the “Contract.” The cost of the Tenant Improvements as set forth in the Contract shall be referred to as the “Contract Sum”. In the event that the cost of the Tenant Improvements for the Demised Premises which has been approved by Tenant as aforesaid exceeds the T.I. Allowance, then the Tenant shall be responsible for the costs in excess of the T.I. Allowance. In the event that the cost of the Tenant Improvements for the Demised Premises is less than the T.I. Allowance, then Tenant’s Base Rent shall be reduced on a dollar-for-dollar basis over the initial Term of the Lease in an amount equal to the balance of the T.I. Allowance. For example, if the full cost of the Tenant Finish Work is equal to $28.00 per square foot of the Premises, then Tenant’s Base Rent shall be reduced by $1.00 per square foot for each of the seven years of the initial Term of the Lease (for a total rent reduction of $7.00 per square foot).

(b) Tenant shall pay all costs of the Tenant Finish Work as described above in Section 1(a) to the extent that such expenditures exceed $35.00 per square foot of the Premises. Tenant shall also pay the full cost of all change orders approved in writing by Tenant. Tenant shall have the right to review each draw request for a Progress Payment and any supporting documentation of each such draw request submitted by the Contractor to the Landlord or Project Architect.

2. Space Plan and Specifications. (a) On or before March 31, 2007, Tenant shall prepare and deliver to Landlord draft floor plans and outline specifications for the Demised Premises and the Tenant Improvements. Landlord shall not unreasonably withhold or delay its approval of such floor plans and outline specifications. If Landlord has any objections or comments with respect to such draft floor plans and outline specifications, Landlord shall notify Tenant of such objections in writing within 5 (five) days after Landlord’s receipt thereof or Landlord shall be deemed to have approved such draft floor plans and outline specifications. Tenant shall promptly cause the requested changes and modifications to be made to the floor plan and outline specifications, and shall promptly resubmit to Landlord the modified floor plan and outline specifications, which shall be subject to the same review, approval and modification procedures set for above. The final floor plans and outline specifications for the Demised Premises and the Tenant Improvements approved by Landlord shall hereinafter be referred to as the “T.I. Outline Specifications.”

(b) Following approval of the T.I. Outline Specifications, Landlord shall cause its project architect, The Collaborative Studio (the “Project Architect”) to prepare and deliver to Tenant for Tenant’s approval (which it shall not unreasonably withhold or delay) within ten (10) days after Landlord’s approval of the T.I. Outline Specifications as set forth above in Section 2(a), any and all necessary construction documents for the Tenant Improvements in the Demised Premises, including but not limited to, 1/4” architectural, mechanical and electrical working drawings to scale together with specifications necessary to complete such Tenant Improvements. The construction documents will be prepared based upon the T.I. Outline Specifications, and shall in all material respects be consistent with the development of such T.I. Outline Specifications. If Tenant has any objections or comments with respect to such construction documents, working drawings and specifications, it shall notify Landlord and the Project Architect in writing such objections within five (5) days after receipt thereof or Tenant shall be deemed to have approved such documents, drawings and specifications. Landlord shall cause the Project Architect in writing to make the requested changes and modifications to the construction documents, working drawings and specifications, and shall resubmit to Tenant and the Review Architect the modified construction documents, working drawings and specifications, which shall be subject to the same review, approval and modification procedures set forth above. The final construction documents, working drawings and specifications for the Tenant Improvements approved by Tenant, shall be referred to as the “T.I. Plans and Specifications.” None of the T.I. Plans and Specifications may be changed or otherwise modified without the prior written consent of Tenant. The work of the Project Architect shall be provided at no charge to Tenant.

3. Permits. Landlord shall obtain and maintain all authorizations, approvals and permits required by any governmental entity for the Tenant Improvements described herein to be performed by Landlord. Tenant shall cooperate with Landlord in obtaining such authorizations, approvals or permits.

4. Completion. The Tenant Improvements shall be deemed complete when all of the following have occurred: (A) the Project Architect’s certificate of Final Completion with respect to the Tenant Improvements shall have been delivered to Landlord and Tenant; (B) Landlord shall have obtained and delivered to Tenant a Temporary Certificate of Occupancy for the Demised Premises from the governmental authority which has authority to issue such certificates in the jurisdiction wherein the Premises are located, which Temporary Certificate of Occupancy shall indicate that the Final Certificate of Occupancy will be issued in due course; and (C) Landlord and Tenant shall have accepted the Tenant Improvements as being in substantial conformity with the T.I. Plans and Specifications and have executed a written acknowledgment of such acceptance setting forth the T.I. Completion Date (the “T.I. Completion Date Certificate”), excepting punch list items as defined below, which shall also be signed by Landlord.

5. Access Before Completion. Tenant shall have access to the Demised Premises in which Tenant Improvements are being performed prior to completion only for the purposes of inspecting Landlord’s work, for the installation of Tenant’s telephone, computer and audio/visual equipment or otherwise as agreed to by the parties in writing.

6. Punch List Work. Following issuance of the Project Architect’s Certificate of Final Completion with respect to the Tenant Improvements, Tenant may inspect the Tenant Improvements and prepare a punch list setting forth all incomplete, defective or other items of construction not in conformity to the T.I. Plans and Specifications and if such punch list is delivered to Landlord, Landlord shall complete or correct all items on the punch list within thirty (30) days of receipt thereof (or within a reasonable period of time if thirty (30) days is insufficient time during which to complete such item). In the event Landlord fails to complete or correct any or all items on the punch list as herein provided, Tenant may complete or correct any or all such items and Landlord shall reimburse Tenant for the cost thereof plus interest thereon at the rate of twelve percent (12%) per annum within thirty (30) days after receipt from Tenant of written demand for such payment and in the event Landlord fails to reimburse Tenant for such cost and 12% interest per annum within such thirty (30) day period, Tenant may either deduct such cost and interest from the next ensuing installments of rent coming due under the Lease until such costs plus interest are recovered or pursue whatever remedies Tenant may have against Landlord at law or in equity. Landlord shall complete and correct each item set forth on the punch list even if the determination of whether the Tenant Improvements have been constructed in substantial conformity with the T.I. Plans and Specifications has been submitted to arbitration or litigation.

7. Defective Work. Landlord warrants to Tenant that (i) the Tenant Improvements will be constructed in accordance with the T.I. Plans and Specifications, (ii) all materials and equipment furnished will be new, unless otherwise specified, (iii) Tenant Improvements will be of good quality, free from faults and defects, and (iv) the Tenant Improvements shall be in full compliance with all applicable laws, codes and regulations, including by way of example, but not as a limitation, environmental, zoning, building and land use laws, codes and regulations. Without limiting the generality of the foregoing, if within one year after the date of substantial completion of all the Tenant Improvements, or within such longer period of time as may be prescribed by law or the terms of any applicable warranty required by the T.I Plans and Specifications, the Tenant Improvements or any part or element of either is found to be defective or not in accordance with the T.I. Plans and Specifications, Landlord shall correct same within 30 days after receipt of written notice from Tenant to do so or a longer reasonable period if such correction cannot reasonably be completed within a 30-day period, unless Tenant has previously given Landlord a written acceptance of such condition. Unless such condition is specifically referred to and accepted in a written instrument delivered to Landlord, acceptance by Tenant of the Tenant Improvements pursuant to the lease shall not be deemed to be written acceptance of any such condition.

8. No Chargebacks. Notwithstanding anything else herein or in the Lease to the contrary, Tenant shall not be liable to Landlord for any payment or performance bonds, security deposits, construction deposits, barricade fees, impact fees, advance rentals, architectural review fees, water or sewer tap-in fees, or construction chargebacks (except that Tenant shall repay to Landlord all construction costs in excess of $35.00 per square foot of the Premises).

LANDLORD:

Two Rivers Corporate Centre, L.P.

By: RS Development, LLC ,

its General Partner

By: /s/ Floyd Shechter

Floyd Shechter

TENANT:

Kirkland’s, Inc.

By: /s/ Roland Mackie
Roland Mackie
Title: Senior Vice President

EXHIBIT C — COMMENCEMENT DATE AGREEMENT

This Agreement is made and entered into as of the day of     , 2007 between Two Rivers Corporate Centre, L.P. (“Landlord”) and Kirkland’s, Inc., (“Tenant”), and shall be attached to and made a part of that certain Lease between Landlord and Tenant dated      , 2007 (the “Lease”). Pursuant to the provisions of the Lease, Landlord and Tenant intending to be legally bound hereby, agree to the following:

b. The Commencement Date of the Lease occurred on the     day of June, 2007.

b. Tenant agrees that, as of and through the date hereof, Landlord has fully and timely complied with and performed each and every of its obligations as set forth in the Lease and that Tenant has no claims or causes of action against Landlord whatsoever and has no right to any setoffs against any and all sums due Landlord.

IN WITNESS WHEREOF, the parties have duly executed this supplement to the Lease as of the day and year first above written

LANDLORD:

Two Rivers Corporate Centre, L.P.
By: RS Development, LLC
Its: General Partner
By:

Floyd Shechter

Title: Managing Member

TENANT:

Kirkland’s, Inc.

By:

Roland Mackie

Title: Senior Vice President

EXHIBIT D — BASE RENTAL

Year	Per Square Foot	Per Annum	Per Month

1 2 3 4 5 6 7	$13.00 $13.50 $14.00 $14.35 $14.71 $15.08 $15.45	$358,111.00 $371,884.50 $385,658.00 $395,299.45 $405,181.94 $415,408.76 $425,601.15	$29,842.58 $30,990.37 $32,138.17 $32,941.62 $33,765.16 $34,617.40 $35,466.76

EXHIBIT E — BUILDING SERVICES

Landlord will furnish building standard air conditioning and heating between 7 a.m. and 6 p.m. on weekdays (from Monday through Friday, inclusive) and between 8 a.m. and 1:00 p.m. on Saturdays and Sundays, all exclusive of Holidays as defined below (the “Building Operating Hours”). Upon request of Tenant made in accordance with the rules and regulations for the Building, Landlord will furnish air conditioning and heating at other times (that is, at times other than the times specified above), in which event Tenant shall reimburse Landlord for Landlord’s actual cost of furnishing such services. Landlord will provide an override button for HVAC services, that will allow Tenant to obtain such services for an additional hour each time Tenant pushes such override button. The cost of such additional HVAC services shall be at Landlord’s actual cost per hour.

The following dates shall constitute “Holidays” as said term is used in this Lease:

(a) New Year’s Day

(b) Memorial Day

(c) Independence Day

(d) Labor Day

(e) Thanksgiving Day

(f) Christmas

(g) Any other holiday mandated by law for a retail operation.

If in the case of any holiday described in (a) through (h) above, a different day shall be observed than the respective day above-described, then that day which constitutes the day observed by national banks in Nashville, Tennessee on account of such holiday shall constitute the holiday under this Lease.

EXHIBIT F — BUILDING RULES AND REGULATIONS

1.	Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be used for the disposal of trash, be obstructed by tenants, or be used by tenants for any purpose other than entrance to and exit from the Premises and for going from one part of the Building to another part of the Building.

2.	Plumbing fixtures shall be used only for the purposes for which they are designed, and no sweepings, rubbish, rags or other unsuitable materials shall be disposed into them. Damage resulting to any such fixtures from misuse by a tenant shall be the liability of said tenant.

3.	Signs, advertisements, or notices visible in or from public corridors or from outside the Building shall be subject to Landlord’s prior written approval.

4.	Movement in or out of the Building of furniture, office equipment, or any other bulky or heavy materials shall be restricted to such hours as Landlord shall reasonably designate. Landlord will determine the method and routing of said items so as to ensure the safety of all persons and property concerned. Advance written notice of intent to move such items must be made to the Building management office.

5.	All routine deliveries to a tenant’s Premises during 8:00 a.m. to 5:00 p.m. weekdays shall be made through the freight elevators. Passenger elevators are to be used only for the movement of persons, unless an exception is approved by the Building management office. Delivery vehicles shall be permitted only in such areas as are designated by Landlord, from time to time, for deliveries to the Building. Notwithstanding anything herein to the contrary, Tenant shall have direct and unrestricted access with its own employees to accept deliveries at the rear of the Premises. Landlord shall not have the right to restrict the time of delivery to the Premises. There will be no material change to the Project which would affect Tenant’s ability to accept deliveries at the rear of the Premises without Tenant’s prior written consent.

6.	Building management shall have the authority to prescribe the manner that heavy furniture and equipment is positioned.

7.	Corridor doors, when not in use, shall be kept closed.

8.	All freight elevator lobbies are to be kept neat and clean. The disposal of trash or storage of materials in these areas is prohibited.

9.	No animals shall be brought into or kept in, on or about the Building, except for seeing-eye dogs.

10.	Tenant will comply with all security procedures during business hours and after hours and on weekends.

11.	Tenants are requested to lock all office doors leading to corridors and to turn out all lights at the close of their working day.

12.	All requests for overtime air conditioning or heating must be submitted in writing to the Building management office by 2:00 p.m. on the day desired for weekday requests, by 2:00 p.m. Friday for weekend requests and by 2:00 p.m. on the preceding business day for holiday requests.

13.	No flammable or explosive fluids or materials shall be kept or used within the Building except in areas approved by Landlord, and Tenant shall comply with all applicable building and fire codes relating thereto.

14.	Tenant may not make any modifications, additions or repairs to the Premises and may not install any furniture, fixtures or equipment in the Premises that is in violation of any applicable building and/or fire code governing the Premises or the Building.

15.	All vending machines located within the demised premises shall be operated and maintained by Landlord’s approved food and beverage vendors.

16.	Except in those areas designated by Landlord, if any, smoking is prohibited in the Building (including, but not limited to, the Premises, the main building lobby, public corridors, elevator lobbies, service elevator vestibules, stairwells, restrooms and other common areas within the Building).

17.	There shall be no food or beverage vending permitted in the demised premises other than by Landlord’s approved vendors. This rule shall not prohibit Tenant from using any catering services for meals, meetings, etc.

Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its reasonable judgment shall, from time to time, be required for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees. Such rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed. All rules shall be reasonable and enforced in a non-discriminatory manner. In the event of a conflict between the provisions of this Lease and any rules or regulations, the provisions of the Lease shall govern. Landlord shall not have the right to establish any rule or regulation that requires that Tenant pay any fees or which otherwise affects the economic bargain of Tenant as set forth in the Lease.